EXHIBIT 10.2

Edible Garden AG Incorporated

283 County Road 519

Belvidere, New Jersey 07823

                                                                                    June 30, 2022

Evergreen Capital Management LLC

156 W Saddle River Road

Saddle River, New Jersey 07458

Gentlemen:

Reference is made to the Securities Purchase Agreement dated as of October 7, 2021, and amended as (the “Agreement”) between Edible Garden AG Incorporated, a Delaware corporation (the “Company”), and Evergreen Capital Management LLC, a Delaware limited liability company (“Evergreen”). Terms used but not defined herein have the respective meanings set forth in the Agreement.

The Company and Evergreen have agreed to consolidate the promissory notes outstanding pursuant to the Agreement into one Amended and Restated Consolidated Senior Promissory Note, dated as of June 30, 2022 (the “A&R Note”) in the form annexed hereto as Annex A. In consideration for Evergreen’s acceptance of the A&R Note, the Company will, on the date hereof, (i) make a prepayment of principal to Evergreen on the October 7 Note (as defined in the A&R Note) in the amount of $500,000 and (ii) issue to Evergreen 200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). The Shares will have the following legend imprinted on them by the Company’s transfer agent:

 THESE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

The Company and Evergreen acknowledge and agree that the consolidation of the Prior Notes (as defined in the A&R Note) and issuance of the A&R Note to Evergreen will be exempt from registration under applicable United States securities laws, including the Securities Act of 1933, as amended (the “Securities Act”) as a result of the issuance being undertaken pursuant to Section 3(a)(9) of the Securities Act. The Company covenants and represents to Evergreen that neither the Company nor any of its subsidiaries or Affiliates has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from Evergreen or any other Person in connection with the transactions contemplated by this letter. The Company hereby acknowledges that the holding period of the A&R Note issued pursuant to this letter (and the Conversion Shares issuable upon conversion of the A&R Note) shall tack back to the date the November 22 Note (as defined in the A&R Note) was originally issued by the Company to Evergreen and the Company covenants not to take any position to the contrary.

Evergreen Capital Management LLC

June 30, 2022

The Company will promptly provide Evergreen such documentation as is required under Delaware law to evidence the issuance of the Shares and to record the Shares in book-entry form with the Company’s transfer agent.

[Remainder of Page Left Intentionally Blank]

Evergreen Capital Management LLC

June 30, 2022

If the foregoing accurately sets forth our understanding and agreement as to the matters set forth above, please acknowledge your agreement by signing below and returning to me a copy of this letter.

Very truly yours,
Edible Garden AG Incorporated

By:	/s/ James Kras
Name: James Kras
Title: Chief Executive Officer

ACKNOWLEDGED and AGREED:
Evergreen Capital Management LLC

By:	/s/ Jeff Pazdro
Name: Jeff Pazdro
Title: Manager